EXHIBIT 21

                  SUBSIDIARIES AND AFFILIATES OF THE REGISTRANT

                                                              Percentage of
                                                             voting securities
                                     Jurisdiction of         owned directly or
       Name                           Incorporation         indirectly by Quaker
       ----                           -------------         --------------------

 *Quaker Chemical Europe B.V.           Holland                     100%

 *Quaker Chemical B.V.                  Holland                     100%

 *Quaker Chemical, S.p.A.               Italy                       100%

+*Quaker Chemical Holdings UK           United Kingdom              100%
    Limited

 *Quaker Chemical Limited               United Kingdom              100%

 *Quaker Chemical S.A.                  France                      100%

**Quaker Chemical South                 Republic of                  50%
    Africa (Pty.) Limited               South Africa

 *Quaker Chemical, S.A.                 Spain                       100%

 *Quaker Chemical, S.A.                 Argentina                   100%

 *Quaker Chemical Industria e           Brazil                      100%
    Comercio Ltda.

 *Celumi Lubrificantes Industriais      Brazil                       90%
    Ltda.

**Kelko Quaker Chemical, S.A.           Venezuela                    50%

 *Quaker Chemical Limited               Hong Kong                   100%

 *Wuxi Quaker Chemical                  China                        60%
    Company Limited

+*Quaker Chemical South East            Singapore                   100%
    Asia Pte. Ltd.





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**Nippon Quaker Chemical, Ltd.          Japan                        50%

 *Quaker Chemical (Australasia)         State of New South           51%
    Pty. Limited                        Wales, Australia

**TecniQuimia Mexicana                  Mexico                       40%
    S.A. de C.V.

+*SB Decking, Inc. (formerly            Delaware, U.S.A.            100%
    Selby, Battersby & Co.)

 *Quaker Chemical Corporation           Delaware, U.S.A.            100%

 +Quaker Chemical Management,           Delaware, U.S.A.            100%
    Inc.

 *AC Products, Inc.                     California, U.S.A.          100%

**Fluid Recycling Services              Michigan, U.S.A.             50%
    Company

------------------

 + A non-operating company.

 * Included in the consolidated financial statements.

** Accounted for in the consolidated financial statements under the equity method.